AIM TRIMARK SMALL COMPANIES FUND                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER :        811-05426
SERIES NO.:          18

72DD.   1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A               $    --
        2    Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B               $    --
             Class C               $    --
             Class R               $    --
             Class Y               $     1
             Institutional Class   $ 1,200

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                    --
        2    Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                    --
             Class C                    --
             Class R                    --
             Class Y                0.0269
             Institutional Class    0.0666

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                17,127
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                 1,116
             Class C                 5,551
             Class R                 1,458
             Class Y                   560
             Institutional Class     3,714

74V.    1    Net asset value per share (to nearest cent)
             Class A               $ 12.09
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B               $ 11.61
             Class C               $ 11.60
             Class R               $ 11.95
             Class Y               $ 12.07
             Institutional Class   $ 12.30